Meta Reports Second Quarter 2023 Results

MENLO PARK, Calif. – July 26, 2023 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter ended June 30, 2023.

"We had a good quarter. We continue to see strong engagement across our apps and we have the most exciting roadmap I've seen in a while with Llama 2, Threads, Reels, new AI products in the pipeline, and the launch of Quest 3 this fall," said Mark Zuckerberg, Meta founder and CEO.

Second Quarter 2023 Financial Highlights

	Three Months Ended June 30,
In millions, except percentages and per share amounts	2023	2022	% Change
Revenue	$31,999	$28,822	11%
Costs and expenses	22,607	20,464	10%
Income from operations	$9,392	$8,358	12%
Operating margin	29%	29%
Provision for income taxes	$1,505	$1,499	—%
Effective tax rate	16%	18%
Net income	$7,788	$6,687	16%
Diluted earnings per share (EPS)	$2.98	$2.46	21%

Second Quarter 2023 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 3.07 billion on average for June 2023, an increase of 7% year-over-year.
•Family monthly active people (MAP) – MAP was 3.88 billion as of June 30, 2023, an increase of 6% year-over-year.
•Facebook daily active users (DAUs) – DAUs were 2.06 billion on average for June 2023, an increase of 5% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 3.03 billion as of June 30, 2023, an increase of 3% year-over-year.
•Ad impressions and price per ad – In the second quarter of 2023, ad impressions delivered across our Family of Apps increased by 34% year-over-year and the average price per ad decreased by 16% year-over-year.
•Revenue – Revenue was $32.0 billion, an increase of 11% year-over-year, and an increase of 12% year-over-year on a constant currency basis.
•Costs and expenses – Total costs and expenses were $22.61 billion, an increase of 10% year-over-year. This includes accrued legal expenses of $1.87 billion and restructuring charges of $780 million in the second quarter of 2023.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $6.35 billion for the second quarter of 2023.
•Share repurchases – We repurchased $793 million of our Class A common stock in the second quarter of 2023. As of June 30, 2023, we had $40.91 billion available and authorized for repurchases.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $53.45 billion as of June 30, 2023. Free cash flow was $10.96 billion in the second quarter of 2023.
•Long-term debt – Long-term debt was $18.38 billion as of June 30, 2023.
•Headcount – Headcount was 71,469 as of June 30, 2023, a decrease of 14% year-over-year. Approximately half of the employees impacted by the 2023 layoffs are included in our reported headcount as of June 30, 2023.

Restructuring

Beginning in 2022, we initiated several measures to pursue greater efficiency and to realign our business and strategic priorities. As of June 30, 2023, we have substantially completed planned employee layoffs while continuing to assess facilities consolidation and data center restructuring initiatives.

A summary of our restructuring charges, including subsequent adjustments, for the three and six months ended June 30, 2023 by major activity type is as follows (in millions):

	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
	Facilities Consolidation	Severance and Other Personnel Costs	Data Center Assets	Total	Facilities Consolidation	Severance and Other Personnel Costs	Data Center Assets	Total
Cost of revenue	$9	$—	$(51)	$(42)	$67	$—	$(220)	$(153)
Research and development	159	136	—	295	643	455	—	1,098
Marketing and sales	43	218	—	261	180	222	—	402
General and administrative	36	230	—	266	164	413	—	577
Total	$247	$584	$(51)	$780	$1,054	$1,090	$(220)	$1,924

During the three and six months ended June 30, 2023, we recorded total restructuring charges of $705 million and $1.64 billion under our FoA segment, respectively, and $75 million and $286 million under our RL segment, respectively. These charges lowered our operating margin by two percentage points and three percentage points for the three and six months ended June 30, 2023, respectively, and our diluted EPS by $0.25 and $0.61 for the three and six months ended June 30, 2023, respectively.

CFO Outlook Commentary

We expect third quarter 2023 total revenue to be in the range of $32-34.5 billion. Our guidance assumes a foreign currency tailwind of approximately 3% to year-over-year total revenue growth in the third quarter, based on current exchange rates.

We anticipate our full-year 2023 total expenses will be in the range of $88-91 billion, increased from our prior range of $86-90 billion due to legal-related expenses recorded in the second quarter of 2023. This outlook includes approximately $4 billion of restructuring costs related to facilities consolidation charges and severance and other personnel costs. We expect Reality Labs operating losses to increase year-over-year in 2023.

While we are not providing a quantitative outlook beyond 2023 at this point, we expect a few factors to be drivers of total expense growth in 2024 as we continue to invest in our most compelling opportunities, including artificial intelligence (AI) and the metaverse.

•First, we expect higher infrastructure-related costs next year. Given our increased capital investments in recent years, we expect depreciation expenses in 2024 to increase by a larger amount than in 2023. We also expect to incur higher operating costs from running a larger infrastructure footprint.
•Second, we anticipate growth in payroll expenses as we evolve our workforce composition toward higher-cost technical roles.
•Finally, for Reality Labs, we expect operating losses to increase meaningfully year-over-year due to our ongoing product development efforts in augmented reality/virtual reality and investments to further scale our ecosystem.

We expect our full-year 2023 capital expenditures to be in the range of $27-30 billion, lowered from our prior estimate of $30-33 billion. The reduced forecast is due to both cost savings, particularly on non-AI servers, as well as shifts in capital expenditures into 2024 from delays in projects and equipment deliveries rather than a reduction in overall investment plans.

Looking ahead, while we will continue to refine our plans as we progress throughout this year, we currently expect total capital expenditures to grow in 2024, driven by our investments across both data centers and servers, particularly in support of our AI work.

Absent any changes to U.S. tax law, we expect the tax rate for the rest of the year to be similar to the second quarter of 2023.

In addition, we continue to monitor the active regulatory landscape. With respect to EU-U.S. data transfers, we saw a positive development with the European Commission’s adoption of a final adequacy decision, which allows us to continue to provide our services in Europe. This is good news, though broadly speaking, we continue to see increasing legal and regulatory headwinds in the EU and the US that could significantly impact our business and our financial results.

Webcast and Conference Call Information

Meta will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Meta uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck), Instagram account (instagram.com/zuck) and Threads profile (threads.net/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (800) 633-8284 or +1 (402) 977-9140, conference ID 22027525.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Meta

Meta builds technologies that help people connect, find communities, and grow businesses. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Kenneth Dorell
investor@meta.com / investor.fb.com

Press:
Ryan Moore
press@meta.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; and our ability to manage our scale and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on April 27, 2023, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. In addition, please note that the date of this press release is July 26, 2023, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three and six months ended June 30, 2023 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, net of proceeds and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$31,999	$28,822	$60,645	$56,729
Costs and expenses:
Cost of revenue	5,945	5,192	12,054	11,197
Research and development	9,344	8,690	18,725	16,397
Marketing and sales	3,154	3,595	6,198	6,907
General and administrative (1)	4,164	2,987	7,049	5,347
Total costs and expenses	22,607	20,464	44,026	39,848
Income from operations	9,392	8,358	16,619	16,881
Interest and other income (expense), net	(99)	(172)	(19)	213
Income before provision for income taxes	9,293	8,186	16,600	17,094
Provision for income taxes	1,505	1,499	3,102	2,942
Net income	$7,788	$6,687	$13,498	$14,152
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$3.03	$2.47	$5.24	$5.21
Diluted	$2.98	$2.46	$5.18	$5.19
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,568	2,704	2,577	2,714
Diluted	2,612	2,713	2,604	2,729
____________________________________
(1) The second quarter 2023 general and administrative expenses include accrued legal expenses of $1.87 billion, which mostly relate to the fine imposed by the Irish Data Protection Commission in the ongoing data transfers matter and the adoption of new fining guidelines by the European Data Protection Board. This resulted in a $1.30 billion increase in accruals related to our ongoing legal proceedings compared to the same period in 2022.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$28,785	$14,681
Marketable securities	24,661	26,057
Accounts receivable, net	12,511	13,466
Prepaid expenses and other current assets	3,603	5,345
Total current assets	69,560	59,549
Non-marketable equity securities	6,208	6,201
Property and equipment, net	87,949	79,518
Operating lease right-of-use assets	12,955	12,673
Intangible assets, net	856	897
Goodwill	20,659	20,306
Other assets	8,501	6,583
Total assets	$206,688	$185,727

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,093	$4,990
Partners payable	772	1,117
Operating lease liabilities, current	1,396	1,367
Accrued expenses and other current liabilities	24,660	19,552
Total current liabilities	29,921	27,026
Operating lease liabilities, non-current	16,440	15,301
Long-term debt	18,382	9,923
Other liabilities	7,912	7,764
Total liabilities	72,655	60,014
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	69,159	64,444
Accumulated other comprehensive loss	(3,106)	(3,530)
Retained earnings	67,980	64,799
Total stockholders' equity	134,033	125,713
Total liabilities and stockholders' equity	$206,688	$185,727

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$7,788	$6,687	$13,498	$14,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,623	1,979	5,147	4,135
Share-based compensation	4,060	3,351	7,111	5,850
Deferred income taxes	(1,137)	(453)	(1,757)	(1,016)
Impairment charges for facilities consolidation	232	—	1,002	—
Other	212	189	204	(33)
Changes in assets and liabilities:
Accounts receivable	(1,424)	(522)	1,122	2,035
Prepaid expenses and other current assets	(54)	(435)	767	138
Other assets	37	(25)	67	(132)
Accounts payable	(51)	237	(1,155)	(645)
Partners payable	(116)	73	(356)	(33)
Accrued expenses and other current liabilities	5,290	1,180	5,624	1,943
Other liabilities	(151)	(64)	33	(122)
Net cash provided by operating activities	17,309	12,197	31,307	26,272
Cash flows from investing activities
Purchases of property and equipment	(6,216)	(7,572)	(13,058)	(13,013)
Proceeds relating to property and equipment	82	44	101	170
Purchases of marketable debt securities	(717)	(2,220)	(803)	(6,288)
Maturities and sales of marketable debt securities	1,816	3,159	2,351	8,626
Acquisitions of businesses and intangible assets	(83)	(363)	(527)	(1,216)
Other investing activities	(85)	(7)	(10)	(17)
Net cash used in investing activities	(5,203)	(6,959)	(11,946)	(11,738)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,692)	(1,002)	(2,701)	(1,927)
Repurchases of Class A common stock	(898)	(5,233)	(10,263)	(14,739)
Proceeds from issuance of long-term debt, net	8,455	—	8,455	—
Principal payments on finance leases	(220)	(219)	(484)	(452)
Other financing activities	(353)	(109)	(231)	(105)
Net cash provided by (used in) financing activities	5,292	(6,563)	(5,224)	(17,223)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(14)	(550)	71	(698)
Net increase (decrease) in cash, cash equivalents, and restricted cash	17,384	(1,875)	14,208	(3,387)
Cash, cash equivalents, and restricted cash at beginning of the period	12,420	15,353	15,596	16,865
Cash, cash equivalents, and restricted cash at end of the period	$29,804	$13,478	$29,804	$13,478

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$28,785	$12,681	$28,785	$12,681
Restricted cash, included in prepaid expenses and other current assets	165	228	165	228
Restricted cash, included in other assets	854	569	854	569
Total cash, cash equivalents, and restricted cash	$29,804	$13,478	$29,804	$13,478

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Supplemental cash flow data
Cash paid for income taxes, net	$1,102	$2,139	$1,507	$2,641
Cash paid for interest, net of amounts capitalized	$—	$—	$182	$—
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$3,845	$4,543	$3,845	$4,543
Acquisition of businesses in accrued expenses and other current liabilities and other liabilities	$217	$43	$217	$43
Settlement of convertible notes in exchange of equity securities in other current assets	$—	$131	$—	$131
Other current assets through financing arrangement in accrued expenses and other current liabilities	$14	$214	$14	$214
Repurchases of Class A common stock in accrued expenses and other current liabilities	$—	$70	$—	$70

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes augmented and virtual reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Advertising	$31,498	$28,152	$59,599	$55,150
Other revenue	225	218	430	433
Family of Apps	31,723	28,370	60,029	55,583
Reality Labs	276	452	616	1,146
Total revenue	$31,999	$28,822	$60,645	$56,729

Income (loss) from operations:
Family of Apps	$13,131	$11,164	$24,351	$22,647
Reality Labs	(3,739)	(2,806)	(7,732)	(5,766)
Total income from operations	$9,392	$8,358	$16,619	$16,881

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP revenue	$31,999	$28,822	$60,645	$56,729
Foreign exchange effect on 2023 revenue using 2022 rates	274		1,089
Revenue excluding foreign exchange effect	$32,273		$61,734
GAAP revenue year-over-year change %	11%		7%
Revenue excluding foreign exchange effect year-over-year change %	12%		9%
GAAP advertising revenue	$31,498	$28,152	$59,599	$55,150
Foreign exchange effect on 2023 advertising revenue using 2022 rates	269		1,075
Advertising revenue excluding foreign exchange effect	$31,767		$60,674
GAAP advertising revenue year-over-year change %	12%		8%
Advertising revenue excluding foreign exchange effect year-over-year change %	13%		10%

Net cash provided by operating activities	$17,309	$12,197	$31,307	$26,272
Purchases of property and equipment, net	(6,134)	(7,528)	(12,957)	(12,843)
Principal payments on finance leases	(220)	(219)	(484)	(452)
Free cash flow	$10,955	$4,450	$17,866	$12,977